Exhibit 31.1

OSCIENT PHARMACEUTICALS CORPORATION

CERTIFICATION PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Steven M. Rauscher, President and Chief Executive Officer of Oscient Pharmaceuticals Corporation., certify that:

1.	I have reviewed this annual report on Form 10-K of Oscient Pharmaceuticals.;

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

/S/ STEVEN M. RAUSCHER
Steven M. Rauscher President & Chief Executive Officer

Date: May 4, 2005